UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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LOWE’S COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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LOWE’S COMPANIES, INC.

Notice of

Annual Meeting

and

Proxy Statement

2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 1, 2012: The Company’s Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at https://materials.proxyvote.com/548661.

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
LOWE’S COMPANIES, INC.

April 16, 2012

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to attend our 2012 Annual Meeting of Shareholders to be held at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Friday, June 1, 2012 at 10:00 a.m., local time. Directions to the Ballantyne Hotel are printed on the back of this Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2011 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the Annual Meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available for two weeks after the meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There are six items of business on this year’s agenda, each as described in this Proxy Statement. Your vote by proxy or in person at the meeting is important.

Yours cordially,

Robert A. Niblock

Chairman of the Board, President

and Chief Executive Officer

Notice of

2012 Annual Meeting of Shareholders

of Lowe’s Companies, Inc.

Time and Date	10:00 a.m., local time, on Friday, June 1, 2012

Place	Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina

Purpose

1. To elect 11 directors to one-year terms.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year.

3. To approve the Company’s executive compensation.

4. To approve an amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone — to increase the number of shares authorized for issuance under the Plan.

5. To consider and vote upon three shareholder proposals set forth at pages 46 through 53 in the accompanying Proxy Statement.

6. To transact such other business as may be properly brought before the Annual Meeting of Shareholders.

Record Date	Only shareholders of record as of the close of business on March 30, 2012 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a Lowe’s shareholder as of the close of business on March 30, 2012 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 30, 2012 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you received a paper copy of the proxy voting materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders, a copy of which accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Gaither M. Keener, Jr.

Executive Vice President,

General Counsel, Secretary &

Chief Compliance Officer

Mooresville, North Carolina

April 16, 2012

GENERAL INFORMATION	1

PROPOSAL ONE: ELECTION OF DIRECTORS	4

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES	4

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19

EXECUTIVE OFFICER COMPENSATION	20

COMPENSATION DISCUSSION AND ANALYSIS	20

COMPENSATION TABLES	32

COMPENSATION COMMITTEE REPORT	39

EQUITY COMPENSATION PLAN INFORMATION	39

RELATED-PARTY TRANSACTIONS	40

AUDIT MATTERS	41

PROPOSAL TWO: TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42

PROPOSAL THREE: TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	43

PROPOSAL FOUR: TO APPROVE AN AMENDMENT TO THE LOWE’S COMPANIES EMPLOYEE STOCK PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE — TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN	44

PROPOSAL FIVE: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING REPORT ON POLITICAL SPENDING	46

PROPOSAL SIX: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING EXECUTIVE SEVERANCE AGREEMENTS	49

PROPOSAL SEVEN: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING EXECUTIVE STOCK RETENTION REQUIREMENTS	50

ADDITIONAL INFORMATION	53

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	54

ANNUAL REPORT	55

MISCELLANEOUS	55

APPENDIX A: CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE	A-1

APPENDIX B: LOWE’S COMPANIES EMPLOYEE STOCK PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE	B-1

APPENDIX C: LOWE’S COMPANIES, INC. SENIOR EXECUTIVE SEVERANCE AGREEMENT POLICY	C-1

Lowe’s Companies, Inc.

Proxy Statement

for

2012 Annual Meeting of Shareholders

June 1, 2012

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ballantyne Hotel located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina on Friday, June 1, 2012 at 10:00 a.m., local time.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to many of our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, however, you should follow the instructions for requesting those materials included in the Notice.

The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 16, 2012. The Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of proxy relating to the 2012 Annual Meeting are also first being made available to shareholders on or about April 16, 2012.

Outstanding Shares

On March 30, 2012, there were 1,198,910,882 shares of the Company’s common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record as of the close of business on March 30, 2012 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

How To Vote

You may vote by proxy or in person at the meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to approve the Company’s executive compensation,

“FOR” the proposal to approve the amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone — to increase the number of shares authorized for issuance under the Plan and “AGAINST” each of the three shareholder proposals. The proxyholders also will vote your shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your proxy or voting instruction card, call the toll-free number listed on your proxy or voting instruction card, or sign, date and return each proxy card and voting instruction card that you receive; and vote over the Internet the shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy or voting instruction card for the shares represented by one or more of those Notices or e-mails).

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” matter. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. In contrast, the proposals to elect directors, to approve the Company’s executive compensation, and to approve the amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone and the three shareholder proposals are “non-discretionary” matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.    In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares for which votes are “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Approval of the Company’s Executive Compensation.    The result of the vote on the proposal to approve the Company’s executive compensation will not be binding on the Company or the Board of Directors. The Board of Directors will review the voting result and take it into consideration when making future decisions regarding executive compensation.

Other Proposals.    Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR ALL” of our nominees to the Board of Directors;

•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the proposal to approve the Company’s executive compensation;

•	“FOR” the proposal to approve the amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone — to increase the number of shares authorized for issuance under the Plan;

•	“AGAINST” the shareholder proposal regarding report on political spending;

•	“AGAINST” the shareholder proposal regarding executive severance agreements; and

•	“AGAINST” the shareholder proposal regarding executive stock retention requirements.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in the Company’s quarterly report on Form 10-Q for the first quarter of fiscal 2012 or in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending In Person

Only shareholders as of the close of business on March 30, 2012, their properly designated proxies and guests of the Company may attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your name will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 30, 2012 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 8:30 a.m., local time.

Conduct of the Meeting

Pursuant to the Company’s Bylaws, the Chairman of our Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing shareholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct. In his discretion, the Chairman may also appoint the Company’s Secretary or another officer of the Company as parliamentarian to rule on all questions of procedure at the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors is currently fixed at 12. Stephen F. Page, who reached the Board’s mandatory retirement age of 72 during his current term, is retiring as a director immediately before this year’s Annual Meeting and is not standing for reelection. Accordingly, effective on the date of this year’s Annual Meeting, the size of the Board will be reduced to 11 members. On the recommendation of the Governance Committee, the Board of Directors has nominated the 11 persons named below for election as directors this year. If elected, each nominee will serve until his or her term expires at the 2013 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

In recommending Peter C. Browning for reelection, the Board’s Governance Committee specifically considered Mr. Browning’s former service on the board of directors of Wachovia Corporation, including his service on several of that board’s committees with responsibility for the oversight of risk management, and the implications of his service on the Company’s shareholders. The Board’s Governance Committee determined that Mr. Browning is nonetheless a highly capable individual who brings significant business experience, including as a former chief executive officer of two companies, and expertise in a number of critical areas to the Company’s Board and unanimously recommended that he be nominated for reelection to the Company’s Board.

All of the nominees are currently serving as directors. Except for Eric C. Wiseman, who was appointed to the Board in November 2011, and Richard W. Dreiling, who was appointed to the Board in January 2012, all of the nominees were elected to the Board at last year’s Annual Meeting. The Governance Committee recommended Messrs. Wiseman and Dreiling for nomination to the Board of Directors after conducting a careful review of the composition of the Board and taking into account the analysis and recommendations of an independent search firm. Mr. Wiseman was initially identified as a potential nominee by a former non-management director of Lowe’s, and Mr. Dreiling was identified as a potential nominee by a director of another public company.

The Board of Directors recommends a vote “FOR ALL” of the 11 nominees listed below. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the 11 nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,

ATTRIBUTES AND SKILLS OF THE NOMINEES

RAUL ALVAREZ	Director Since: 2010 Age: 56

Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of

McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as both a Corporate Vice President and as Division Vice President — Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions including Managing Director of Burger King Spain, President of Burger King Canada, and Regional Vice President for Florida Region. Mr. Alvarez currently serves on the board of directors of Eli Lilly and Company. Mr. Alvarez was a director of McDonald’s Corporation and KeyCorp until 2009. He was also a member of the board of directors of the National Retail Federation Inc., the world’s largest retail trade association, until 2010.

Experience, Qualifications, Attributes and Skills.    Mr. Alvarez brings to the Board over 30 years of experience in the retail industry. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning. His background in these areas, along with his international perspective, is highly valuable to the Board as it continues to focus on the Company’s global expansion.

DAVID W. BERNAUER	Director Since: 2007 Age: 68

Mr. Bernauer, who has served as Lead Director of Lowe’s since May 2010, served as the non-executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain with approximately 8,000 locations in 50 states, the District of Columbia, Guam and Puerto Rico, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens and in various management positions, with increasing areas of responsibility, since joining Walgreens in 1966. Mr. Bernauer currently serves on the board of directors of NBTY, Inc., and was a director of Office Depot, Inc. until 2011.

Experience, Qualifications, Attributes and Skills.    In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing an expanding store base, store operations, marketing, merchandising, finance, and information technology.

LEONARD L. BERRY, PH.D.	Director Since: 1998 Age: 69

Dr. Berry is a Distinguished Professor of Marketing, Presidential Professor for Teaching Excellence and holds the M.B. Zale Chair in Retailing and Marketing Leadership in the Mays Business School at Texas A&M University. Dr. Berry has been a Professor of Marketing at Texas A&M University, since 1982, and a Professor of Humanities in Medicine in the College of Medicine at The Texas A&M University System Health Science Center, since 2004. He is also the founder of the Center for Retailing Studies at Texas A&M University. An accomplished author, he has published numerous articles and a series of books on service management, marketing and quality. Dr. Berry currently serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Experience, Qualifications, Attributes and Skills.    Dr. Berry’s extensive academic background in teaching and conducting research in marketing is a valuable asset to Lowe’s Board in support of understanding customer expectations, improving service quality and building a strong services brand for Lowe’s.

PETER C. BROWNING	Director Since: 1998 Age: 70

Mr. Browning has been the managing director of Peter C. Browning & Associates, LLC, a board advisory consulting firm, since 2009. Mr. Browning has also served as Lead Director of Nucor Corporation, a steel manufacturer, since May 2006, and non-executive Chairman, from September 2000 to May 2006. Prior to that, he was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from March 2002 to May 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building and construction products, from 1990 to 1993. He currently serves on the boards of directors of Acuity Brands, Inc., where he serves as Lead Director, EnPro Industries, Inc. and Nucor Corporation, and was a director of Wachovia Corporation and The Phoenix Companies, Inc. until 2008 and 2009, respectively.

Experience, Qualifications, Attributes and Skills.    Mr. Browning brings a unique breadth and depth of experience and expertise to Lowe’s Board, including board governance, board performance and dynamics and executive leadership transition and succession planning. Mr. Browning also brings to Lowe’s Board industry experience in the building and construction products sector.

RICHARD W. DREILING	Director Since: 2012 Age: 58

Mr. Dreiling has served as Chief Executive Officer of Dollar General Corporation, the nation’s largest small-box discount retailer, since January 2008, and Chairman of the board, since December 2008. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of the board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President — Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President — Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is also Vice Chairman and a member of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, VA for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Experience, Qualifications, Attributes and Skills.    Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels. Mr. Dreiling provides a unique perspective regarding the retail industry as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies.

DAWN E. HUDSON	Director Since: 2001 Age: 54

Ms. Hudson is Vice Chair of The Parthenon Group, an advisory firm focused on business strategy consulting. Ms. Hudson was the President and Chief Executive Officer of Pepsi-Cola North America, the refreshment beverage unit of PepsiCo, Inc. in the United States and Canada, until November 2007, where she served as

President from May 2002 and Chief Executive Officer from March 2005. She also served as Chief Executive Officer of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson spent 13 years in the marketing, advertising and branding strategy arena with leadership positions at major agencies such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of Allergan, Inc., P.F. Chang’s China Bistro, Inc. and The Interpublic Group of Companies, Inc.

Experience, Qualifications, Attributes and Skills.    Ms. Hudson brings to Lowe’s Board extensive experience in executive leadership spanning consumer goods, foodservice and communication companies. In addition, as a former marketing executive, Ms. Hudson brings to Lowe’s Board valuable expertise and insights in leveraging national brands, proprietary brand development and consumer behavior. Ms. Hudson also has broad governance experience gained through serving as a director of public companies for more than 10 years.

ROBERT L. JOHNSON	Director Since: 2005 Age: 66

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Bobcats), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home and Strayer Education, Inc.

Experience, Qualifications, Attributes and Skills.    As a successful business leader and entrepreneur,
Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

MARSHALL O. LARSEN	Director Since: 2004 Age: 63

Mr. Larsen has served as Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Chief Operating Officer of Goodrich from February 2002 to April 2003, and Executive Vice President and President and Chief Operating Officer of Goodrich Aerospace division of Goodrich from 1995 to 2002. He currently serves on the boards of directors of Becton, Dickinson and Company and The Federal Reserve Bank of Richmond.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for the past eight years, Mr. Larsen has developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

RICHARD K. LOCHRIDGE	Director Since: 1998 Age: 68

Mr. Lochridge is the founder and served as President of Lochridge & Company, Inc., a general management consulting firm, from 1986 until his retirement in September 2010. He currently serves on the boards of directors of Dover Corporation and PetSmart, Inc. He was a director of John H. Harland Company until 2007.

Experience, Qualifications, Attributes and Skills.    Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

ROBERT A. NIBLOCK	Director Since: 2004 Age: 49

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., since January 2005. In May 2011, he reassumed the title of President, after having served in that role from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President — Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock is also Secretary and has been a member, since 2003, and previously served as Chairman of the board of directors, of the Retail Industry Leaders Association (RILA).

Experience, Qualifications, Attributes and Skills.    During his 19-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

ERIC C. WISEMAN	Director Since: 2011 Age: 56

Mr. Wiseman has served as Chairman of VF Corporation, an apparel company, since August 2008, as Chief Executive Officer since January 2008, and as President since March 2006. Prior to that, he served as Chief Operating Officer of VF from March 2006 to January 2008. Mr. Wiseman joined VF in 1995 and has held a variety of leadership positions during his tenure with the company, including Executive Vice President, Global Brands and Vice President and Chairman, Sportswear and Outdoor Coalitions. Mr. Wiseman currently serves on the board of directors of CIGNA Corporation. Mr. Wiseman is also Treasurer and a member of the board of directors of the Retail Industry Leaders Association (RILA).

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for more than three years, Mr. Wiseman has developed strong executive leadership and strategic management skills. Mr. Wiseman also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•

Stephen F. Page is a director of Liberty Mutual Holding Company, Inc. The Company purchases insurance from several of its subsidiaries covering various business risks. Subsidiaries of this company also administer Lowe’s short-term disability plan and the family and medical leave program for Lowe’s employees.

•

Robert L. Johnson was a director and a significant shareholder of the parent holding company of Urban Trust Bank, which the Company uses as a depositary bank, until September 2010. Mr. Johnson controlled and was an officer of the organization that owns the Charlotte Bobcats NBA team until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. The Company has a sponsorship agreement with the team that expires in June 2012, which provides marketing and advertising benefits for the Company.

•	Richard K. Lochridge is a director and less than 1% shareholder of Dover Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products.

•	David W. Bernauer was a director until April 2011 and is a less than 1% shareholder of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Peter C. Browning is the Lead Director and a less than 1% shareholder of Acuity Brands, Inc. from which the Company purchases various lighting products.

In addition, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert A. Niblock, and all of the members of the Audit Committee, Compensation Committee and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate SEC requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.    Directors who are not employed by the Company are paid an annual retainer of $80,000, and non-employee directors who serve as Chairman of the Compensation Committee or Governance Committee receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. The Lead Director receives an additional retainer of $25,000 per year. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2011.

Stock Awards.    In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $140,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. In May 2009, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated 2006 LTIP, the Board of Directors is continuing to grant deferred stock units following the Annual Meeting each year to non-employee directors. The annual grant is determined as it was previously determined under the Directors’ Plan, subject to change by the Board of Directors upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees.    In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during fiscal year 2011:

Director Compensation Table

Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Raul Alvarez	$78,750	$140,650	0	$219,400
David W. Bernauer	$118,750	$140,650	0	$259,400
Leonard L. Berry	$78,750	$140,650	0	$219,400
Peter C. Browning	$97,500	$140,650	0	$238,150
Richard W. Dreiling*	0	0	0	0
Dawn E. Hudson	$78,750	$140,650	0	$219,400
Robert A. Ingram**	$38,750	0	$25,000	$63,750
Robert L. Johnson	$78,750	$140,650	0	$219,400
Marshall O. Larsen	$93,750	$140,650	0	$234,400
Richard K. Lochridge	$78,750	$140,650	0	$219,400
Stephen F. Page	$91,250	$140,650	0	$231,900
O. Temple Sloan, Jr.**	$38,750	0	$25,000	$63,750
Eric C. Wiseman*	$20,000	0	0	$20,000

*	Mr. Dreiling was appointed to the Board on January 27, 2012, and Mr. Wiseman was appointed to the Board on November 11, 2011.

**	Messrs. Ingram and Sloan retired from the Board on May 27, 2011.

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718) for 5,800 deferred stock units granted to each director, with the exception of Messrs. Dreiling and Wiseman (who were not directors on the Award Date), in fiscal year 2011. Messrs. Ingram and Sloan did not receive an award of deferred stock units due to their retirement from the Board prior to the Award Date. See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. As of February 3, 2012, each non-employee director, with the exception of Messrs. Alvarez, Bernauer, Dreiling and Wiseman, held 33,541 deferred stock units. As of February 3, 2012, Mr. Alvarez (who was first elected a director on August 20, 2010) held 5,874 deferred stock units and Mr. Bernauer (who was first elected a director on May 25, 2007) held 26,135 deferred stock units, while Mr. Dreiling (who was first elected a director on January 27, 2012) and Mr. Wiseman (who was first elected a director on November 11, 2011) did not hold any deferred stock units.

(2)

The dollar amounts shown in the “All Other Compensation” column for Messrs. Ingram and Sloan represent discretionary contributions the Company made to charitable organizations in the names of those directors upon their retirement from the Board in May 2011.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Company stock, non-employee directors are required to own shares of Lowe’s Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units are counted for purposes of determining a director’s compliance with the stock ownership requirement.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.    During fiscal year 2011, the Board of Directors held seven meetings. All incumbent directors attended 75% or more of the aggregate of all meetings of the Board and the committees on which they served.

Board Leadership Structure.    Robert A. Niblock currently holds the positions of Chairman of the Board, President and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company provide for an independent Lead Director to be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. In May 2011, the Board reappointed David W. Bernauer to serve as Lead Director of the Company. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

In addition, the Corporate Governance Guidelines of the Company provide that the Board will remain free to make a determination regarding whether the roles of Chairman and CEO should be separated or combined in the manner it judges most appropriate for the Company at any given point in time. Given the existence of a Lead Director and the scope of the Lead Director’s responsibilities, as well as Lowe’s overall governance profile, the Board has determined the roles of the Chairman and CEO shall not be separated.

The Board believes that the Company’s current leadership structure with the combined Chairman/CEO leadership role promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.    Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Senior Vice President and Chief Risk Officer, who reports directly to the Chairman, President and CEO, is responsible for implementing the Company’s ERM processes. During the Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Senior Vice President and Chief Risk Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, the Chairman, President and CEO addresses as necessary at the regularly scheduled Board meetings matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s Executive Vice President and General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee of the Board annually conducts a self-audit of the risk associated with the Company’s non-equity and equity incentive plans.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman, President and CEO, is better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board. The role of the Board’s Audit Committee, which consists of fully independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Lead Director presides over these executive sessions, and, in the Lead Director’s absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.    Directors are expected to attend the Annual Meeting of Shareholders. All 10 of the Company’s directors in office at the time attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors and their Charters.    The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these Committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on our website at www.Lowes.com/investor.

How to Communicate with the Board of Directors and Independent Directors.    Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group may do so by sending a written communication addressed to David W. Bernauer, as Lead Director, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the Lead Director or to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Six

Members:	Peter C. Browning (Chairman), Raul Alvarez, David W. Bernauer, Leonard L. Berry, Richard W. Dreiling and Stephen F. Page

Number of Meetings in Fiscal Year 2011:	Seven

Purpose and Functions:

The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent registered public accounting firm, and (D) the independent registered public accounting firms’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Peter C. Browning, Chairman of the Audit Committee, as an

audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, the Categorical Standards and the rules of the NYSE. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Dawn E. Hudson, Robert L. Johnson, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal Year 2011:	Five

Purpose and Functions:

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive officer compensation, and pursuant to this authority, the Committee engaged Farient Advisors LLC as its independent compensation consultant for 2011.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the rules of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), David W. Bernauer, Peter C. Browning and Marshall O. Larsen

Number of Meetings in Fiscal Year 2011:	Four

Purpose and Functions:

The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is responsible for considering at least annually succession planning for the Chairman and Chief Executive Officer and for providing a report on such succession planning to the Governance Committee on a regular basis. The Executive Committee is also given the responsibility under the Company’s Corporate Governance Guidelines for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Eleven

Members:

David W. Bernauer (Chairman), Raul Alvarez, Leonard L. Berry, Peter C. Browning, Richard W. Dreiling, Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge, Stephen F. Page and Eric C. Wiseman

Number of Meetings in Fiscal Year 2011:	Six

Purpose and Functions:

The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and the Chief Executive Officer of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in its annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2013 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board of Directors. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s notice must include certain information about the nominee and the shareholder submitting the nomination, including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares or other securities of the Company which are owned of record or beneficially by the nominee and any derivative positions held of record or beneficially by the nominee related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee with respect to the Company’s shares or other securities and (ii) with respect to the shareholder submitting the nomination, the name and address, as they appear on the Company’s books, of that shareholder and any Shareholder Associated Person (as defined in the Company’s Bylaws) and the number of shares or other securities of the Company which are owned of record or beneficially by that shareholder or by any Shareholder Associated Person and any derivative positions held of record or beneficially by the shareholder or by any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, that shareholder or any Shareholder Associated Person with respect to the Company’s shares or other securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The Company’s Bylaws are filed as an exhibit to the Company’s Annual Report to the SEC on Form 10-K.

The Governance Committee is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and reelection to the Board, the Governance Committee considers persons with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

•	broad training and experience in policy-making decisions in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other directors;

•	willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or reelection to the Board each year, the Governance Committee reviews the composition of the Board, including the perspectives, professional experiences, education, skills and qualifications of its members.

The Governance Committee oversees the process by which the Board annually evaluates its performance. This process is multi-faceted and includes gathering and analyzing data to evaluate the performance of the Board, the Committees of the Board and individual directors. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the Committees of the Board in which the director completing the evaluation is a member. A third party collects these peer evaluations and, working through the Chairman of the Governance Committee, provides each director with a summary of the results. The Committee’s goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing rules of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of March 30, 2012, except as otherwise noted, by each director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Name or Number of Persons in Group	Number of Shares (#)(1)		Percent of Class
Raul Alvarez	5,905		*
David W. Bernauer	36,271		*
Leonard L. Berry	60,182		*
Gregory M. Bridgeford	794,458		*
Michael K. Brown	564,694		*
Peter C. Browning	48,498		*
Richard W. Dreiling	0		*
Dawn E. Hudson	36,996		*
Robert F. Hull, Jr.	683,584		*
Robert L. Johnson	33,716		*
Marshall O. Larsen	35,716		*
Richard K. Lochridge	51,940		*
Joseph M. Mabry, Jr.	428,419		*
Robert A. Niblock	3,250,413		*
Stephen F. Page	37,716		*
Eric C. Wiseman	0		*
Directors and Executive Officers as a Group (27 total)	7,591,073		*
Wellington Management Company, LLP	71,166,703	(2)	5.94%
280 Congress Street
Boston, MA 02210

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Alvarez 5,905 shares; Mr. Bernauer 26,271 shares; Dr. Berry 33,716 shares; Mr. Bridgeford 379,334 shares; Mr. Brown 395,001 shares; Mr. Browning 33,716 shares; Ms. Hudson 33,716 shares; Mr. Hull 415,001 shares; Mr. Johnson 33,716 shares; Mr. Larsen 33,716 shares; Mr. Lochridge 33,716 shares; Mr. Mabry 338,000 shares; Mr. Niblock 2,385,667 shares; Mr. Page 33,716 shares; and all directors and executive officers as a group 5,009,956 shares.

(2)

Shares held at December 31, 2011, according to a Schedule 13G filed on February 14, 2012 with the SEC. Wellington Management Company, LLP (“Wellington Management”) reported that, in its capacity as investment advisor, it may be deemed to beneficially own 71,166,703 shares of the Company, with shared dispositive power over all of the shares and shared voting power as to 40,101,763 shares. The securities are owned of record by clients of Wellington Management, which have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2011, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal year 2011, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal year 2011 and prior fiscal years.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a thorough description and analysis of the Company’s executive compensation program. The Compensation Committee of the Board of Directors (the “Committee”) administers the program for all executive officers of the Company, including the executive officers named in the compensation disclosure tables that follow this Compensation Discussion and Analysis.

This section is organized as follows:

2011 Overview

The Committee believes strongly in pay for performance and administers the executive compensation program with the pay for performance philosophy firmly in mind. The Committee appreciates the support the Company’s shareholders provided to the program at the 2011 Annual Meeting. At that meeting, the Company’s shareholders had the opportunity for the first time to provide feedback to the Company’s Board of Directors in the form of an advisory vote on the Company’s executive compensation program (the “say-on-pay vote”). Over 95% of the shares voted at the 2011 Annual Meeting were cast in favor of the say-on-pay vote. In view of the strong shareholder support of the Company’s executive compensation, the Committee did not make any significant changes to the compensation program in 2011. At this year’s annual meeting, our shareholders will have another opportunity to approve the Lowe’s executive compensation program through the advisory “say-on-pay” vote included as Proposal Three in this Proxy Statement. We encourage our shareholders to review this section of the Proxy Statement prior to casting their advisory votes on the “say-on-pay” proposal.

In 2011, the executive officers focused on improving the Company’s core business and developing and launching several near-term and multi-year strategic initiatives to improve operations and provide better customer experiences. The Committee expanded the performance measures for the 2011 annual incentive plan to include the successful completion of three of these strategic initiatives. While the Company successfully completed all three of the strategic initiative goals, the Company’s full 2011 fiscal year earnings before interest and taxes and sales were below the target performance levels established by the Committee under the 2011 annual incentive plan. The 2011 fiscal year end concluded a three-year period during which the annualized return delivered to Company shareholders was 16.4%. The Company’s incentive plans operated consistently with their pay for performance design by delivering below target annual incentive for 2011 to the Company’s executive officers. The value realized by the executive officers from the long-term incentive awards granted to them in 2009 (which vested in 2011) exceeded the target date value of the awards due to Company’s 16.4% annualized total shareholder return during the 2009 through 2011 long-term plan’s performance period.

Objectives

The Committee believes the executive compensation program should be based on a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. Therefore, the fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•	Align executive compensation with the Company’s business strategies;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

Compensation Process

Committee Structure

The executive compensation program applies to all executive officers, including the executive officers named in the compensation disclosure tables that follow this section. Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May 2009, is an independent, non-employee director, but he is not considered an “outside director” under Section 162(m) of the Internal

Revenue Code due to the sponsorship agreement between the Company and the Charlotte Bobcats NBA team described on page 9. For this reason, Mr. Johnson does not participate in any decisions with respect to performance-based compensation awarded under the Company’s annual or long-term incentive plans.

Compensation Consultant

The Committee has directly engaged and regularly consults with Farient Advisors LLC (“Farient”) as its independent compensation consultant for ongoing executive compensation matters. Farient representatives attend all Committee meetings. Farient advises the Committee on the design of the Company’s annual and long-term incentive plans including the selection of the performance measures and the setting of performance goals thereunder. Farient also helps select the peer group of companies to be used for compensation and performance benchmarking and provides annually a thorough market benchmarking report to the Committee and an assessment of the relationship between Lowe’s Chief Executive Officer pay and performance over the last ten years. Farient does not provide any services to the Company other than the compensation consulting services provided to the Committee.

Management Participation

The Committee is supported in its work by the Company’s Human Resource Management executives and supporting team members. The Company’s Executive Vice President of Human Resources works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation or the compensation of the Chief Executive Officer). The Chief Executive Officer provides input to the Executive Vice President of Human Resources and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

Annual Calendar

The Committee has adopted the following planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions:

Set-up and Agendas	Fact Gathering, Planning and Decisions		Pay Actions	Pay Reporting
August	November	January/February	February	March

Compensation Strategy and Major Action Items:

— Review regulatory, shareholder and market update and implications for the Company

— Review peer group and screening criteria

— Review program design including pay positioning and pay practices (including performance equity and ownership guidelines)

— Conduct compensation risk assessment

— Review compensation consultant

— Review fit of pay strategy with business strategy and organizational needs

— Review report on competitive pay and performance analysis

— Review design alternatives for stock awards

— Plan for compliance with regulatory changes

— Review Committee charter and self-evaluation

— Make compensation decisions for upcoming fiscal year including base salary adjustments and annual and stock incentive target awards

— Preview performance goals for upcoming fiscal year annual and stock incentive awards

— Approve preceding fiscal year performance and resulting annual and stock award payouts

— Approve annual incentive performance goals for the upcoming fiscal year

— Approve methodology for March 1 stock awards

— Approve Committee report to shareholders and Compensation Discussion and Analysis — Review regulatory, shareholder and market update and implications for the Company
Informational and Routine Action Items:

— Review calendar — Review annual incentive payment trends — Consider plan amendments — Ratify stock awards to non-Section 16 executives	— Update on Company’s achievement of performance goals — Review compensation tally sheets			— Review stock ownership, transactions and compliance with stock ownership guidelines — Report on executive physical and tax and financial planning benefit usage

Compensation Benchmarking and Peer Group

In August 2010, Farient provided the Committee a review and analysis of the comparable companies used for compensation and performance benchmarking. After reviewing Farient’s report and recommendations, the Committee approved two primary peer groups for the 2011 fiscal year — a broad group of retail and non-financial companies with over $10 billion in revenue and a specific group of retail companies with over $16 billion in revenue screened for direct relevance to Lowe’s business. Farient reviewed market data that is consistent with Lowe’s size and recommended the Committee use the 50th percentile of the data from both groups for compensation benchmarking. The companies in the retail specific group approved by the Committee for 2011 are: Best Buy Co., Inc.; CVS Caremark Corporation;

Costco Companies, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kohl’s Corporation; The Kroger Co.; Macy’s, Inc.; Safeway Inc.; Sears Holdings Corporation; Staples, Inc.; SUPERVALU Inc.; Target Corporation; The TJX Companies, Inc.; Walgreen Co.; and Wal-Mart Stores, Inc. The pay for performance analysis shown on pages 28 and 29 uses this same group of retail specific companies.

Farient presented a thorough compensation benchmarking report to the Committee at its November 2010 meeting. The report concluded that base salaries for Lowe’s executives, including the CEO, were at or below median. However, the report also concluded that the potential award levels under the Lowe’s annual and long-term incentive plans provided Lowe’s executives the opportunity to earn total direct compensation (i.e., the sum of base salary and annual and long-term incentive awards) that was nearer to the market median.

Compensation Elements

Base Salary.    Base salaries provide a base level of fixed income to the Company’s executive officers. Base salaries are established on the basis of the Committee’s review of a market benchmarking report, the duties and responsibilities of each executive’s position and the performance, qualifications and experience of the executive. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary of the Chief Executive Officer is subject to ratification by the independent members of the Board of Directors.

Annual Incentive Awards.    Executives have the opportunity to earn annual incentive awards each fiscal year for the achievement of short-term operational and strategic performance goals established by the Committee. The threshold, target and maximum award opportunities are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual amounts awarded are based on the degree of achievement of the performance goals.

Stock Awards.    The Committee makes annual stock awards to the executive officers effective as of March 1 each year. The target values of the awards are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual award value realized by the executives is based on the degree of achievement of performance vesting goals or satisfaction of vesting requirements based on continued employment with the Company and the value of the Company’s Common Stock when the awards are earned and become vested.

Although the Committee generally has the discretion to establish the type and terms of all stock awards, the Company’s long-term incentive plans limit certain award terms. For example, the Committee may not extend the original term of a stock option. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of performance objectives prescribed by the Committee and stock options may not be re-priced without shareholder approval.

Retirement and Other Benefit Plans.    The Company’s executive officers participate in the Lowe’s 401(k), employee stock purchase, group medical and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company also maintains a supplemental savings plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan allows executive officers to make contributions, and receive Company matching contributions, that cannot be made to their accounts under the Lowe’s 401(k) Plan due to contribution limitations imposed by the Internal Revenue Code.

Perquisites.    The Company provides limited perquisites to its executive officers. The perquisites support the responsibilities of each executive officer’s position, encourage sound financial planning and tax compliance and ensure the safety and wellness of the executives. The Company-provided perquisites include:

•

supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees;

•	reimbursement (not grossed up for taxes) of the cost of professional tax preparation and filing and tax and financial planning services up to an annual maximum of $12,000; and

•	reimbursement of the cost of a Company-required annual physical examination.

In addition, the independent members of the Board of Directors require the Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chief Executive Officer for the taxable income imputed to him for his required personal use of corporate aircraft.

Management Continuity Agreements

The Company’s executive officers are “at-will” employees of the Company. They do not have employment contracts or participate in a severance benefit program. However, the Committee believes that the occurrence of a change-in-control can create insecurity among senior executives regarding their continued employment. In view of this, the Company has entered into a management continuity agreement with each named executive officer to protect the Company’s interests during a change-in-control transaction by eliminating any potential distraction that may be created by the lack of severance if the executive loses his employment after a change-in-control of the Company. The terms of the management continuity agreements are described in the narrative that accompanies the “Potential Payments Upon Termination or Change-in-Control” table on page 38. The table shows the amounts that would have been payable to the named executive officers if a change-in-control and an employment loss had occurred on the last day of the 2011 fiscal year.

Mix of Fixed and At-Risk Compensation

The named executive officers are the most senior management employees of the Company and they each have the ability to impact the performance of the Company. To encourage the executives to drive Company performance, the largest share of their compensation is variable, at-risk compensation that is based on Company performance. Moreover, the long-term stock-based compensation opportunities, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives. The following table shows the at-risk elements of Lowe’s executive compensation for 2011 and the market median mix of compensation determined by the Committee’s compensation benchmarking process:

2011 Compensation Actions

Base Salary Adjustments

In 2011, the Committee approved base salary increases for the first time in three years. The 2011 increases for the named executives were:

Name	2010 Base Salary	2011 Base Salary	% Increase
Robert A. Niblock	$1,100,000	$1,155,000	5.0%
Robert F. Hull, Jr.	$660,000	$675,000	2.3%
Michael K. Brown	$585,000	$615,000	5.1%
Gregory M. Bridgeford	$590,000	$605,000	2.5%
Joseph M. Mabry, Jr.	$530,000	$560,000	5.7%

The general Company-wide base salary adjustments averaged approximately 3.0% for all employees in 2011. The base salaries for Messrs. Niblock, Brown and Mabry received above-average increases based on the Committee’s compensation benchmarking process and the inclusion of the duties of President with the retirement in 2011 of Larry Stone in the case of Mr. Niblock, the promotion of Mr. Brown to Chief Information Officer and the Committee’s assessment of the scope of the duties and responsibilities of Mr. Mabry’s position.

Annual Incentive Awards

For the past several years, the Committee has used earnings before interest and taxes or “EBIT” (weighted 75%) and sales (weighted 25%) as the performance measures for compensation awarded under the annual incentive plan. In 2011, the Committee continued to use EBIT (weighted 60%) and sales (weighted 20%) as performance measures for the annual incentive plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of overall Company operations and focuses the executive team on operational efficiency and expense management. The Committee believes the sales performance measure focuses the executives on effective merchandising, driving market share gains, selective international expansion and the enhancement of the Company’s internet sales and marketing.

In 2011, the Committee identified three strategic incentives being undertaken by the Company that were key to aligning the Company and its employees with the Company’s solutions support and internet marketing business growth strategy. The Committee added the completion of these strategic initiatives as an additional performance goal under the annual incentive plan and assigned a 20% weighting to the completion of these incentives.

The following table shows the threshold, target and maximum performance levels for EBIT and sales established by the Committee for 2011 and actual 2010 and 2011 performance. The Committee established the 2011 threshold performance levels at the 2010 actual performance levels. The Committee based the target performance levels on the Company’s operating plan. The maximum performance levels were based on an additional 7.6% increase over the operating plan’s EBIT.

Performance Measure	Performance Levels			Actual Performance
	Threshold	Target	Maximum	2011	2010

EBIT	$3.560 billion	$3.852 billion	$4.145 billion	$3.630 billion	$3.560 billion

Sales	$48.815 billion	$51.443 billion	$52.442 billion	$50.208 billion	$48.815 billion

The EBIT results shown above are based on the Company’s 2011 continuing operations. In accordance with guidelines previously adopted by the Committee for annual incentive plan awards, the EBIT results exclude $352.985 million in one-time, non-recurring costs. The Committee concluded that the exclusion of these costs was appropriate because the costs were not included in the Company’s Board-approved 2011 operating plan or considered by the Committee when the 2011 EBIT performance goals were adopted at the beginning of the year.

The following table describes the strategic incentives for 2011. Threshold, target and maximum performance levels for this portion of the annual incentive plan were the completion of, respectively, one, two or all three strategic initiatives.

Strategic Initiative	Description
Integrated Planning and Execution	Implementation and use of an online analysis tool by merchandise directors.

Integrated Workforce Experience	Enterprise-wide deployment of a new intranet portal for employees.

Services Platform	Implementation of order management enhancement.

The Company successfully completed all three strategic initiatives in 2011.

Based on the performance measures established by the Committee and the Company’s actual 2011 performance, the named executives earned annual incentive awards for 2011 as follows:

Name	2011 Target Incentive Award	2011 Annual Incentive Award for:			Total 2011 Incentive Award
		EBIT (weighted 60%)	Sales (weighted 20%)	Strategic Initiatives (weighted 20%)
Mr. Niblock	$2,310,000	$518,849	$282,883	$693,000	$1,494,732
Mr. Hull	$607,500	$195,575	$86,602	$243,000	$525,177
Mr. Brown	$553,500	$178,190	$78,905	$221,400	$478,495
Mr. Bridgeford	$544,500	$175,293	$77,621	$217,800	$470,714
Mr. Mabry	$504,000	$162,254	$71,848	$201,600	$435,702

2011 Stock Awards

In 2011, the Committee added performance share units to the annual stock awards to the Company’s executives. The Committee had previously granted only time-vested restricted stock in 2009 and 2010 due to the continuing uncertainty in the home improvement industry and to aid in the retention of senior management employees. With the addition of the performance share units, the March 1, 2011 stock awards included an equal mix of stock options, time-vested restricted stock and performance share units. The stock options awarded become vested and exercisable in three equal annual installments beginning on March 1, 2012. The time-vested restricted stock awards become 100% vested on March 1, 2014.

Sixty-seven percent of the performance share units awarded in 2011 will be earned based on the Company’s return on non-cash average assets (“RONCAA”) during the 2011 through 2013 fiscal year period. RONCAA will be computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each year in the performance period will be averaged to yield a RONCAA for the three-year performance period. The Committee established threshold, target and maximum RONCCA levels for the RONCAA performance share units. One hundred percent of the RONCAA performance share units will be earned if the Company achieves the target RONCAA, 50% will be earned if the Company achieves the threshold RONCAA and 150% will be earned if the Company achieves the maximum RONCAA level. The Committee believes that a strong RONCAA is aligned with creating long-term value for our shareholders.

The remaining thirty-three percent of the 2011 performance share units will be earned based on the improvement in the Company’s brand strength over the 2011 through 2013 fiscal year period. The Company’s brand strength will be measured by using an independent third-party’s proprietary brand strength index. Specifically, 150% of the “brand strength” performance share units will be earned if the Company achieves at least a five point improvement in the Company’s index score, 100% will be earned for a three point improvement and 50% will be earned for a one point improvement. If the Company’s brand strength index score does not improve by at least one point, none of the brand strength performance share units will be earned.

The number of performance share units earned will be paid in shares of the Company’s Common Stock after the expiration of the three-year performance period. No dividends will accrue or be paid on the performance share units during the three-year performance period.

Pay for Performance Alignment

Each year, Farient provides the Committee an assessment of the relationship between our executive pay and performance over time. To conduct this analysis, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted CompensationTM (PACTM)1 was: (1) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the retail specific

[1]

Performance-Adjusted CompensationTM is a trademark of Farient Advisors LLC developed to measure compensation outcomes after performance has occurred, rather than target compensation, which is measured before performance has occurred.

company group described in the Compensation Benchmarking section on pages 23 and 24) and (2) sensitive to the Company’s total shareholder return (“TSR”) over time.2 Farient compared our CEO’s Performance-Adjusted Compensation (covering actual salary, actual short-term incentives, and performance-adjusted long-term incentive values) over rolling three-year periods to TSR for the same rolling three-year periods (for three-year rolling periods ending in 2001 to 2010), and tested the results against those same variables for the companies in comparable company group.

The chart below shows Farient’s Alignment ReportTM for the Company. The Comparable Company Group Pay Line represents the regression line for the PAC data points of the comparator group companies, and the Lowe’s Pay Line represents the regression line for Lowe’s PAC data points. The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, the comparable company group and the performance delivered.

Farient’s analysis of the Company’s pay for performance indicates that Lowe’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s CEO PAC is both reasonable and sensitive to Company performance over time.

[2]

Each data point reflects Performance-Adjusted Compensation (adjusted for size and inflation) for a three-year period (ending in the year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations in the calculation from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility. For Mr. Niblock, a prorated calculation is shown for 2005 (one-year) and 2006 data points (two-year) to reflect his tenure in the CEO position for these two periods.

Compensation and Risk

In March 2011, the Committee conducted a self-audit of the risk associated with the Company’s annual and long-term incentive plans. The Committee considered the balance between pay components, relative pay positioning on salary, measures of performance, plan caps, plan time horizons and overlapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership requirements and clawbacks). The Chief Financial Officer actively participated in the Committee meeting to discuss the setting of performance targets and the verification of results. The Committee believes the Company’s pay practices, stock ownership and holding requirements and clawback provisions all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee set stock ownership and retention guidelines for all senior executives in the Company. The ownership target under the current policy is ten times base salary for the Chairman, President and Chief Executive Officer, four times base salary for executive vice presidents and two times base salary for all senior vice presidents.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares required to be held by each senior officer as of March 1 each year. The number of shares is determined by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of Lowe’s stock for the preceding fiscal year. Shares are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-vested restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of the named executive officers were in compliance with this policy for fiscal year 2011.

Oversight of Executive Stock Ownership; Clawback of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Company stock as collateral for any purpose, including in a margin account;

•	Short sales of Company stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of Lowe’s stock; or

•	Entering standing purchase or sell orders for Company stock except for a brief period of time during open window periods.

Trading in Lowe’s stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel and Chief Compliance Officer. In addition, all transactions by an executive involving Company stock must be pre-cleared by the General Counsel and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the amount of non-performance-based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1 million deduction limit. All of the Company’s equity and annual incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Internal Revenue Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Internal Revenue Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Tables

Summary Compensation Table — This table shows the base salary, annual incentive compensation and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert A. Niblock	2011	$1,155,000	0	$5,599,700	$3,232,749	$1,494,732	$160,562	$11,642,743
Chairman of the Board, President and	2010	$1,100,000	0	$4,340,380	$4,189,230	$2,225,036	$195,052	$12,049,698
Chief Executive Officer	2009	$1,100,000	0	$3,864,960	$3,658,200	$2,839,683	$204,515	$11,667,358

Robert F. Hull, Jr.	2011	$675,000	0	$1,394,200	$812,332	$525,177	$54,291	$3,461,000
Executive Vice President and	2010	$660,000	0	$1,127,060	$1,073,340	$653,407	$59,165	$3,572,972
Chief Financial Officer	2009	$660,000	0	$997,920	$941,850	$985,836	$73,948	$3,659,554

Michael K. Brown*	2011	$615,000	0	$1,269,300	$737,730	$478,495	$65,581	$3,166,106
Executive Vice President and
Chief Information Officer

Gregory M. Bridgeford	2011	$605,000	0	$1,269,300	$729,441	$470,714	$58,100	$3,132,555
Executive Vice President,	2010	$590,000	0	$1,007,160	$961,200	$584,106	$64,179	$3,206,645
Business Development	2009	$590,000	0	$887,040	$841,750	$881,277	$69,159	$3,269,226

Joseph M. Mabry, Jr.	2011	$560,000	0	$1,169,900	$671,417	$435,702	$56,059	$2,893,078
Executive Vice President,
Logistics and Distributions

*

In March 2012, Mr. Brown requested that he be allowed to participate in the Company’s voluntary separation plan, which request the Committee has subsequently approved. He will continue to serve in his present role for a period of time, however, to assist with the transition of his responsibilities. In accordance with the terms of the voluntary separation plan, Mr. Brown will receive a cash severance benefit of $1,250,000, a transitional assistance subsidy of $25,000 and outplacement services. In addition, Mr. Brown will become vested in 68,000 shares of time-vested restricted stock previously awarded to him and such shares will be released to him in accordance with the original vesting schedule applicable to those shares. Mr. Brown will also continue to vest, in accordance with the original vesting schedule, in 98,999 stock options previously granted to him.

(1)

The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718). For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity award on the grant date. Stock awards accounted for as liability awards are measured at fair value at each reporting date. The Company recognizes expense for a stock or option award over the vesting period of the award. Performance share units are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change.

The grant date fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility and a risk-free interest rate.

The grant date fair value of a time-vested restricted stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The grant date fair value of a performance share unit is equal to the closing market price of the Company’s Common Stock on the date of the award less the present value of dividends expected during the requisite service period.

The stock awards column for 2011 includes the grant date values of performance share units awarded to the named executive officers on March 1, 2011. Two-thirds of the performance share units included in the awards will be earned based on the Company’s return on non-cash average assets during the 2011 through 2013 fiscal year period and are accounted for as equity awards. The remaining one-third of the performance share units included in the awards will be earned based on the improvement in the Company’s brand strength over the same three-year period and are accounted for as liability awards. The terms of the performance share unit awards are described in more detail on page 28. The 2011 stock awards column includes the following grant date values of the performance share unit awards: Mr. Niblock $2,565,200, Mr. Hull $629,200, Mr. Brown $580,800, Mr. Bridgeford $580,800 and Mr. Mabry $532,400. The grant date values of the performance share unit awards assuming the maximum number of shares would be earned at the end of the three-year performance period based on the $25.50 closing market price of the Company’s Common Stock on the grant date would have been: Mr. Niblock $3,847,800, Mr. Hull $943,800, Mr. Brown $871,200, Mr. Bridgeford $871,200 and Mr. Mabry $798,600.

See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

Executives receive dividends on unvested shares of time-vested restricted stock during the vesting period and the right to receive dividends has been factored into the determination of the fair value of the stock awards and the resulting amounts presented above. Dividends are not paid or accrued on unearned performance shares units.

(2)	Amounts presented consist of the following for the 2011 fiscal year:

	Company Matching Contributions to:			Personal Use of Corporate Aircraft ($)
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	Reimbursement of Tax Compliance Costs ($)		Cost of Company Required Physical Exam ($)	Total ($)
Mr. Niblock	$8,904	$103,665	$11,000	$31,746	$5,247	$160,562
Mr. Hull	$9,431	$41,565	$1,195	0	$2,100	$54,291
Mr. Brown	$9,546	$36,903	$9,000	0	$10,132	$65,581
Mr. Bridgeford	$9,550	$36,155	$10,295	0	$2,100	$58,100
Mr. Mabry	$9,577	$32,716	$11,000	0	$2,766	$56,059

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards — This table presents the potential annual incentive awards the named executives were eligible to earn in 2011, the stock options, time-vested restricted stock and performance share units awarded to the executives in 2011 and the grant date fair value of those awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Niblock			$80,850	$2,310,000	$3,465,000
	03/01/11	02/24/11								390,000	$25.50	$3,232,749
	03/01/11	02/24/11							119,000			$3,034,500
	03/01/11	02/24/11				17,490	106,000	159,000				$2,565,200

Mr. Hull			$47,250	$607,500	$1,215,000
	03/01/11	02/24/11								98,000	$25.50	$812,332
	03/01/11	02/24/11							30,000			$765,000
	03/01/11	02/24/11				4,290	26,000	39,000				$629,200

Mr. Brown			$43,050	$553,500	$1,107,000
	03/01/11	02/24/11								89,000	$25.50	$737,730
	03/01/11	02/24/11							27,000			$688,500
	03/01/11	02/24/11				3,960	24,000	36,000				$580,800

Mr. Bridgeford			$42,350	$544,500	$1,089,000
	03/01/11	02/24/11								88,000	$25.50	$729,441
	03/01/11	02/24/11							27,000			$688,500
	03/01/11	02/24/11				3,960	24,000	36,000				$580,800

Mr. Mabry			$39,200	$504,000	$1,008,000
	03/01/11	02/24/11								81,000	$25.50	$671,417
	03/01/11	02/24/11							25,000			$637,500
	03/01/11	02/24/11				3,630	22,000	33,000				$532,400

(1)

The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the 2011 fiscal year ended February 3, 2012, the performance measures selected by the Committee were the Company’s earnings before interest and taxes (weighted 60%), sales (weighted 20%) and three strategic initiatives (weighted 20%). The performance levels for the three performance measures, the Company’s actual performance and the amounts earned by the executives for the fiscal year are shown on page 28. The amounts earned by the executives are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table on page 32.

(2)

Two-thirds of the performance share unit awards reported in this column are earned based on the Company’s return on non-cash average assets during the 2011 through 2013 fiscal year period. The remaining one-third of the performance share units will be earned based on the improvement in the Company’s brand strength over the same three-year period. No dividends will accrue or be paid on the performance share units during the three-year performance period. The terms of the performance share unit awards are described in more detail on page 28.

(3)	The time-vested restricted stock awards reported in this column become vested on March 1, 2014, the third anniversary of the grant date.

In the event an executive terminates employment due to death or disability, any unvested shares will become vested. Upon retirement, shares will vest but will not be available to the executive until the original vesting date. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock and Bridgeford have satisfied the age and service requirement for retirement specified in their award agreements. Messrs. Hull, Brown and Mabry will satisfy the age and service requirement for retirement upon attainment of age 55 and the completion of 20 years of service. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(4)

All options have a seven-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock and Bridgeford, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Messrs. Hull, Brown and Mabry will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 3 above.

Outstanding Equity Awards at Fiscal Year-End — This table presents information about unearned or unvested stock and option awards held by the named executives on February 3, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Niblock	144,000			$29.18	03/01/2012	544,000	$14,796,800	70,490	$1,917,328
	210,000			$34.16	03/01/2013
	335,000			$32.21	03/01/2014
	558,000			$23.97	03/01/2015
	536,000	268,000	(1)	$15.84	03/01/2016
	174,334	348,666	(2)	$23.98	03/01/2017
		390,000	(3)	$25.50	03/01/2018
Mr. Hull	53,000			$29.18	03/01/2012	140,000	$3,808,000	17,290	$ 470,288
	62,000			$34.16	03/01/2013
	88,000			$32.21	03/01/2014
	143,000			$23.97	03/01/2015
	138,000	69,000	(1)	$15.84	03/01/2016
	44,667	89,333	(2)	$23.98	03/01/2017
		98,000	(3)	$25.50	03/01/2018
Mr. Brown	20,290			$29.18	03/01/2012	124,000	$3,372,800	15,960	$ 434,112
	22,000			$34.16	03/01/2013
	76,000			$32.21	03/01/2014
	127,000			$23.97	03/01/2015
	122,000	61,000	(1)	$15.84	03/01/2016
	39,667	79,333	(2)	$23.98	03/01/2017
		89,000	(3)	$25.50	03/01/2018
Mr. Bridgeford	53,000			$29.18	03/01/2012	125,000	$3,400,000	15,960	$ 434,112
	62,000			$34.16	03/01/2013
	80,000			$32.21	03/01/2014
	128,000			$23.97	03/01/2015
	123,334	61,666	(1)	$15.84	03/01/2016
	40,000	80,000	(2)	$23.98	03/01/2017
		88,000	(3)	$25.50	03/01/2018
Mr. Mabry	43,000			$29.18	03/01/2012	112,000	$3,046,400	14,630	$ 397,936
	52,000			$34.16	03/01/2013
	72,000			$32.21	03/01/2014
	115,000			$23.97	03/01/2015
	55,667	55,333	(1)	$15.84	03/01/2016
	36,000	72,000	(2)	$23.98	03/01/2017
		81,000	(3)	$25.50	03/01/2018

(1)	These options vested on March 1, 2012.

(2)	These options become vested in two equal annual installments on March 1, 2012 and March 1, 2013.

(3)	These options become vested in three equal annual installments on March 1, 2012, March 1, 2013 and March 1, 2014.

(4)	Executives receive dividends on unvested shares of time-vested restricted stock. The unvested stock awards become vested as follows:

Name	March 1, 2012	March 1, 2013	March 1, 2014	Total
Mr. Niblock	244,000	181,000	119,000	544,000
Mr. Hull	63,000	47,000	30,000	140,000
Mr. Brown	56,000	41,000	27,000	124,000
Mr. Bridgeford	56,000	42,000	27,000	125,000
Mr. Mabry	50,000	37,000	25,000	112,000

(5)	Amount is based on the closing market price of the Company’s Common Stock on February 3, 2012 of $27.20.

(6)

The number of unearned performance share units in this column is based on the Company’s performance during the 2011 fiscal year and equals the target number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2011 through 2013 fiscal year period and none of the performance share units that may be earned based on the improvement in the Company’s brand strength over the same three-year period.

Option Exercises and Stock Vested at Fiscal Year-End — This table presents information about stock options exercised by the named executive officers and the number and the value of the named executive officers’ stock awards that became vested during the 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Niblock	0	0	295,990	$7,547,745
Mr. Hull	0	0	80,100	$2,042,550
Mr. Brown	0	0	50,955	$1,299,353
Mr. Bridgeford	0	0	75,690	$1,930,095
Mr. Mabry	181,000	$473,961	65,280	$1,664,640

Nonqualified Deferred Compensation — The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Niblock	BRP	$189,499	$134,229	$123,762	0	$3,475,031
	CDP	0	0	0	0	0
	DCP	0	0	$757,541	0	$8,227,935
Mr. Hull	BRP	$65,385	$45,838	$65,160	0	$1,166,828
	CDP	0	0	0	0	0
	DCP	0	0	$35,613	0	$386,816
Mr. Brown	BRP	$56,934	$39,709	$78,217	0	$1,010,123
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Mr. Bridgeford	BRP	$57,956	$41,052	$65,564	0	$1,535,452
	CDP	0	0	0	0	0
	DCP	0	0	$610,182	0	$6,627,427
Mr. Mabry	BRP	$50,740	$35,941	$36,468	0	$575,938
	CDP	0	0	$160,740	0	$2,043,338
	DCP	$27,022	0	$446	0	$27,467

(1)

All of the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP are reported as compensation for the 2011 fiscal year in the Summary Compensation Table shown on page 32.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into Management Continuity Agreements with each of the named executive officers and other senior officers of the Company. The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason, then all outstanding stock options will become fully exercisable and all restrictions and performance conditions on outstanding restricted stock and performance share awards will lapse.

The following table shows the amounts that would have been payable to the named executive officers under the Management Continuity Agreements and the long-term incentive plan if a change-in-control of the Company had occurred on February 3, 2012 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

Name	Severance ($)(1)	Welfare Benefits ($)(1)	Stock Options ($)(2)	Restricted Stock and Performance Share Units ($)(3)	Excise Tax Gross-up ($)(4)	Total ($)
Mr. Niblock	$10,324,391	$44,066	$4,830,185	$17,680,000	0	$32,878,642
Mr. Hull	$3,958,086	$44,066	$1,238,092	$4,515,200	0	$9,755,444
Mr. Brown	$3,558,073	$44,066	$1,099,713	$4,025,600	0	$8,727,452
Mr. Bridgeford	$3,543,028	$44,066	$1,107,726	$4,052,800	0	$8,747,620
Mr. Mabry	$3,231,955	$44,066	$998,123	$3,644,800	0	$7,918,944

(1)	Payable in cash in a lump sum.

(2)

Value (based on the closing market price of the Company’s Common Stock on February 3, 2012 of $27.20) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)

Value (based on the closing market price of the Company’s Common Stock on February 3, 2012 of $27.20) of unvested shares of restricted stock and performance share units that would become vested upon a change-in-control of the Company.

(4)	None of the amounts that would been payable to the named executive officers exceeded the limitation on parachute payments under Section 280G of the Internal Revenue Code.

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012.

Marshall O. Larsen, Chairman

Dawn E. Hudson

Robert L. Johnson

Richard K. Lochridge

Eric C. Wiseman

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of February 3, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	22,214,728	$26.38	26,448,264	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	22,214,728	$26.38	26,448,264	(3)

(1)

Column (a) contains information regarding stock options and restricted, performance and deferred stock units only; there are no warrants or stock appreciation rights outstanding. As of February 3, 2012, there were 617,800 performance stock units outstanding. Column (a) includes 932,236 performance stock units which is equal to the maximum number of performance stock units that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account restricted, performance or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

19,415,498 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units, performance stock units and restricted stock units to key employees and outside directors under the 2006 LTIP. Stock options granted under the 2006 LTIP generally have terms of seven years, normally vest evenly over three years, and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant. No awards may be granted under the 2006 LTIP after 2016.

*

7,032,766 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Ronnie E. Damron, the Company’s Senior Vice President of Store Planning and Environment, is the brother of Rick D. Damron, the Company’s Executive Vice President of Store Operations. For the 2011 fiscal year, Ronnie E. Damron received a base salary of $275,000 and an annual incentive award of $187,107. He also received a matching contribution of $9,498 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 13,000 shares at an exercise price of $25.50 per share, (ii) 4,000 shares of time-based restricted stock, and (iii) 4,000 performance share units. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves the compensation paid to him. His brother, Rick D. Damron, does not have a material interest in the Company’s employment relationship with Ronnie E. Damron, nor does he share a home with him.

The Company paid approximately $82 million in the fiscal year ended February 3, 2012 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Executive Vice President of Business Development, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has six members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Peter C. Browning, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•

discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•

received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on our internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012.

Peter C. Browning, Chairman

Raul Alvarez

David W. Bernauer

Leonard L. Berry

Richard W. Dreiling

Stephen F. Page

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2011	2010
Audit Fees(1)	$2,385,913	$2,567,735
Audit-Related Fees(2)	258,931	226,354
Tax Fees	0	0
All Other Fees(3)	0	1,395

(1)

Audit fees consist of fees billed by the independent registered public accounting firm for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of our internal control over financial reporting.

(2)

Audit-related fees are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	All other fees are fees billed by the independent registered public accounting firm for training.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2012. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE:

TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We encourage you to review the complete description of the Company’s executive compensation program provided in the Executive Officer Compensation section of this Proxy Statement (pages 20 through 39).

The fundamental objectives of the Company’s executive compensation program are to:

•	Maximize long-term shareholder value;

•	Align executive compensation with the Company’s business strategies;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

The Executive Officer Compensation section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee’s independent consultant of the relationship between the compensation of our CEO and Company performance over time. The assessment shown on page 29 indicates that Lowe’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the Company’s Annual Meeting of Shareholders held in May 2011, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executives (commonly known as a “say-on-pay” vote), and our shareholders overwhelmingly approved the Company’s executive compensation with more than 95% of the votes cast in favor. At the 2011 Annual Meeting, we also asked our shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views it as a good corporate governance practice, and because at our 2011 Annual Meeting more than 88% of the votes cast were in favor of an annual advisory vote, you will again have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of the named executives through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion (pages 20 through 39), is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee values the opinions that shareholders express in their votes and will carefully consider the outcome of the vote when making future executive compensation decisions.

The Board unanimously recommends a vote “FOR” the resolution. Unless otherwise specified, proxies will be voted FOR the resolution.

PROPOSAL FOUR:

TO APPROVE AN AMENDMENT TO THE LOWE’S COMPANIES EMPLOYEE STOCK

PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE — TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

The Board of Directors proposes that shareholders approve an amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone (the “Plan”) — to increase the number of shares authorized for issuance under the Plan. The Plan became effective when it received shareholder approval at the 2000 Annual Meeting of Shareholders. In May 2007, the Board of Directors recommended, and shareholders approved, an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 25,000,000 shares. After November 30, 2011, the most recent purchase date, only 7,032,766 shares remained available for issuance under the Plan. On January 27, 2012, the Board of Directors voted to amend the Plan to increase the authorized number of shares of Common Stock by an additional 25,000,000 shares. Approval of the amendment requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

The Plan allows eligible employees to purchase stock in accordance with Section 423 of the Internal Revenue Code of 1986, as amended. The Board believes that the Plan benefits the Company by (i) assisting it in recruiting and retaining the services of employees with ability and initiative, (ii) providing greater incentive for employees and (iii) associating the interests of employees with those of the Company and its shareholders through opportunities for increased stock ownership.

The more significant features of the Plan are described below. This summary is subject, in all respects, to the terms of the Plan, which is attached to this Proxy Statement as Appendix B.

Administration

The Lowe’s Companies, Inc. Administrative Committee administers the Plan. The Administrative Committee has complete authority to interpret the provisions of the Plan, to prescribe the forms that are used under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

Each full-time employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date of his or her employment. Each other employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date that he or she completes one year of employment. Directors who are employees of the Company or any subsidiary are eligible to participate in the Plan. The Company estimates that approximately 187,163 employees are eligible to elect to participate in the Plan.

Enrollment

Each eligible employee may elect to participate in the Plan during the applicable enrollment period. The enrollment period is a period of not less than 14 calendar days, identified by the Administrative Committee or its designee and disclosed to eligible employees prior to the beginning of the enrollment period, during (a) the month of May in the case of the offering period beginning on June 1 and (b) the month of November in the case of the offering period beginning on December 1. An eligible employee who elects to participate in the Plan is referred to as a “Participant.”

Terms and Conditions of Options

Option Grants.    Each Participant on a Date of Grant will be granted an option as of that Date of Grant. The term “Date of Grant” means each (a) November 30 next following the June 1 beginning of an offering period and (b) May 31 next following the December 1 beginning of an offering period. The number of shares of Common Stock subject to the option will be determined by dividing the Option Price (as described below) into the balance credited to each Participant’s account from payroll deductions as of the Date of Exercise next following the Date of Grant. The “Date of Exercise” occurs concurrently with the applicable Date of Grant. Notwithstanding the foregoing, no Participant will be granted an option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the fair market value of the Common Stock on the applicable Date of Grant.

Option Price.    The “Option Price” per share of Common Stock purchased on the exercise of an option is equal to eighty-five percent (85%) of the fair market value of the Common Stock on the applicable Date of Exercise. As of March 30, 2012, the closing price of the Company’s Common Stock was $31.38 per share.

Exercise.    Unless a Participant withdraws from the Plan, each option will be exercised automatically on each Date of Exercise for the number of whole shares of Common Stock that may be purchased at the Option Price. The balance of any accumulated payroll deductions credited to the Participant’s account will be held for the following option period unless the Participant withdraws from the Plan. Fractional shares will not be issued under the Plan.

Payment.    The purchase price for shares of Common Stock is accumulated by payroll deductions from the Participant’s base compensation each payroll period and credited to the Participant’s account under the Plan. The amount of the deduction is equal to a whole percentage of the Participant’s base compensation which is at least one percent (1%), but not greater than twenty percent (20%), as specified by the Participant on an election form. The term “base compensation” means the Participant’s biweekly base salary or, in the case of a Participant who is compensated on an hourly basis, the Participant’s hourly rate multiplied by 80. A Participant may not alter the amount of payroll deduction election after it becomes effective except in the case of a withdrawal from the Plan.

Withdrawal.    A Participant may discontinue his or her participation in the Plan at any time by giving written or electronic notice to that effect before the last day of the month prior to the month in which the Date of Exercise occurs. A Participant who elects to withdraw from the Plan will be paid the amount of payroll deductions accumulated in his or her account. A Participant who withdraws from the Plan may not resume participation in the Plan until a subsequent enrollment period.

Transferability.    Options granted under the Plan are nontransferable except by will or the laws of descent and distribution. No right or interest of a Participant in any option may be liable for, or subject to, any lien, obligation or liability of the Participant.

Shareholder Rights.    No Participant will, as a result of the grant of an option, have any rights as a shareholder until the applicable Date of Exercise.

Shares Subject to Plan

Upon the exercise of an option, the Company issues shares from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued in the future under the Plan is 32,032,766 shares, which includes the 25,000,000 shares authorized by the amendment adopted by the Board on January 27, 2012.

If an option is terminated for any reason other than its exercise, the number of shares of Common Stock allocated to the option may be reallocated to other options to be granted under the Plan.

In the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Administrative Committee necessitates such action, then the maximum number of shares as to which options may be granted under the Plan will be adjusted, and the terms of outstanding options will be adjusted, as the Administrative Committee determines to be equitably required.

Amendment and Termination

No options may be granted under the Plan after December 1, 2021. The Board may, without further action by shareholders, terminate or suspend the Plan prior to that date. The Board also may amend the Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Plan (except as described above in the event of a recapitalization, etc.) or changes the class of individuals who may participate in the Plan will become effective until it is approved by shareholders.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income will be recognized by a Participant upon the grant or the exercise of an option. A Participant will recognize income if and when he or she disposes of the shares acquired under the option. If the disposition does not occur within two years after the Date of Exercise (the “option holding period”), the Participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of the sale or disposition over the Option Price or (ii) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the applicable Date of Exercise. Any additional gain will be treated as capital gain.

If Common Stock acquired under an option is disposed of prior to the end of the option holding period, the Participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable Date of Exercise and the Option Price. Any gain in excess of that amount will be characterized as capital gain.

The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the Participant disposes of the Common Stock acquired thereunder prior to the expiration of the option holding period. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

The Board of Directors recommends a vote “FOR” the amendment to the Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FIVE:

TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL

REGARDING REPORT ON POLITICAL SPENDING

The Miami Fire Fighters’ Relief & Pension Fund (the “Proponent”) has informed us that it intends to submit the following shareholder proposal at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Resolved, that the shareholders of Lowe’s (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.

An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company responsible for the decision(s) to make the political contributions or expenditures.

The report shall be presented to the board of directors or relevant board oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Lowe’s, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Lowe’s contributed at least $226,000 in corporate funds since the 2002 election cycle. (CQ: http:/moneyline.cq.compml/ home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Lowe’s Board of Directors’ Statement OPPOSING this Proposal

Lowe’s Board of Directors recommends a vote AGAINST this proposal. Our shareholders have been asked to vote on a proposal on this same topic at each of the Company’s last two Annual Meetings, and on both occasions the proposal has been defeated by our shareholders, with approximately 64% voting against it. Your Board supports transparency and accountability in corporate spending on political activities. For the reasons discussed below, however, we continue to believe that adopting the proposal is unnecessary and would not be in the best interests of the Company or its shareholders. Accordingly, we ask our shareholders once again to reject this proposal.

Our business is subject to regulation at many different levels of government. We seek to be an effective participant in the public policy decision-making process by making prudent political contributions and expenditures when we believe they will advance Lowe’s business objectives and the interests of its shareholders. Lowe’s is fully committed to complying with all applicable laws regarding political contributions and expenditures, including laws requiring public disclosure. Direct corporate funding to make political contributions or expenditures, when permitted at all, is subject to extensive governmental regulation and public disclosure requirements. The vast majority of political contributions and expenditures are not funded by corporate resources, but rather are made by Lowe’s nonpartisan political action committee (“LOWPAC”), which is funded by voluntary employee contributions. In certain limited circumstances in states where direct corporate political contributions or expenditures are permitted, Lowe’s may make direct corporate contributions or expenditures. All political contributions and expenditures are reviewed and approved in advance by Lowe’s Vice President of Government Affairs and Lowe’s General Counsel, when necessary. Additional information about Lowe’s engagement in the political process is available on Lowe’s website under “Government and Political Engagement” at http://www.lowescreativeideas.com/social/government-and-political-engagement.html.

The activities of LOWPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. For example, pursuant to federal law, LOWPAC files regular reports with the Federal Election Commission (“FEC”), which has detailed disclosure requirements for the political contributions or expenditures by federal political action committees (“PACs”). These reports, which are publicly available on the FEC’s website (www.FEC.gov), itemize receipts and disbursements for federal political contributions and expenditures, including all political contributions over $200 and contributions to the PACs of trade associations and other tax-exempt organizations.

We strongly disagree with the Proponent’s suggestion that gaps in transparency and accountability about the Company’s political contributions and expenditures, with a particular focus on payments to trade associations, may expose the Company to reputational and business risks that could threaten long-term shareholder value. We make contributions and maintain memberships in trade associations specific to business and retail industry interests, such as the Retail Industry Leaders Association (“RILA”). RILA and other trade associations provide significant benefits to the Company and its shareholders by giving the Company access to their business, technical and industry expertise and by providing a forum where members can conduct discussions aimed at understanding common operational practices, areas of concern and solutions to common problems. They also have knowledgeable members of their staffs who strive to ensure that lawmakers are educated on the potential consequences of their decisions on the nation’s leading retailers, including the Company. Your Board of Directors believes that all of these varied activities of the trade associations to which the Company contributes are strongly aligned with the long-term interests of the Company and its shareholders.

Furthermore, the Proponent states in the proposal that “Lowe’s contributed at least $226,000 in corporate funds since the 2002 election cycle.” Notably, this amount equates to an average of only approximately $22,600 per year. We believe that this demonstrates the Company’s limited and selective engagement in the political process over the last decade.

As a result of the disclosures currently mandated by law and the procedures management has established to ensure the Company’s with such laws, we believe that sufficient disclosure exists regarding the Company’s political contributions and expenditures to address the concerns cited in this proposal. Consequently, we believe that any additional disclosure would be unnecessary and an unproductive use of your Company’s resources without conferring a commensurate benefit to the Company’s shareholders.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL SIX:

TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL

REGARDING EXECUTIVE SEVERANCE AGREEMENTS

Comerica Bank & Trust, National Association, as Trustee of the Trowel Trades S&P 500 Index Fund (the “Proponent”), has informed us that the Proponent intends to submit the following shareholder proposal at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

RESOLVED: that the shareholders of Lowe’s Companies, Inc. (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote for this proposal.

Lowe’s Board of Directors’ Statement OPPOSING this Proposal

After careful consideration, Lowe’s Board of Directors believes that adopting the proposal is unnecessary and would not be in the best interests of the Company or its shareholders. The Board therefore recommends a vote AGAINST this proposal.

Lowe’s Board of Directors believes that the adoption of the proposal is unnecessary because Lowe’s does not currently have any agreements with its senior executives to pay severance benefits upon an executive’s termination, except in the event of an executive’s termination following a change-in-control as discussed below, and the Board has adopted a Senior Executive Severance Agreement Policy (the “Policy”) that limits the ability of Lowe’s to enter into Severance Agreements with a Senior Executive without shareholder approval. Under the Policy, Lowe’s will not enter into a Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding 2.99 times the sum of the Senior Executive’s (i) base salary, (ii) Annual Bonus and (iii) Annual Benefits Cost, unless the Severance Agreement has been approved by a majority vote of Lowe’s shareholders. A complete copy of the Policy, which includes definitions of the defined terms used in this paragraph, is attached to this Proxy Statement as Appendix C.

Lowe’s does not have a defined-benefit retirement plan nor does it have employment agreements with its named executive or other senior officers, but in 2009, the Compensation Committee of Lowe’s Board of Directors approved amended and restated Management Continuity Agreements with each of the Company’s named executive and other senior officers. These Agreements provide for the payment of severance benefits only if the Company experiences a change-in-control that is followed by termination of the executive’s employment under carefully prescribed circumstances. These arrangements are designed to protect the interests of Lowe’s shareholders and its senior executives by allowing executives to focus on the Company’s business during and following a change-in-control without concern for their own financial security. For a description of the Company’s Management Continuity Agreements, see the discussion under “Potential Payments Upon Termination or Change-in-Control” at page 38 of this Proxy Statement. In connection with the process of amending and restating those agreements, the Compensation Committee established (i) a policy on which executive and senior officers of the Company should be covered by the agreements (resulting in a decrease in the number of those agreements) and (ii) a standard level of benefits to be provided under the agreements that complies with the Policy. The ability of Lowe’s to enter into Management Continuity Agreements within the limitations of the Policy and that are not subject to shareholder approval is critical to recruiting and retaining highly qualified executives. Lowe’s Board believes that the Policy substantially implements the intent of the proposal, while preserving the ability of Lowe’s management and Board to continue to act in the best interests of Lowe’s shareholders.

The Company’s historical practices of not having employment agreements with its officers, as well as the Policy adopted by Lowe’s Board of Directors and the action by the Compensation Committee to restrict the number of executive and other senior officers that should be covered by the Management Continuity Agreements and to provide a standard level of benefits, demonstrate the Board’s commitment to protecting shareholder value by attracting and retaining skilled executives without providing excessive severance packages. Lowe’s Board of Directors believes the Policy adopted by the Board, which reflects Lowe’s historical practices of restraint, more appropriately addresses the concerns raised in the proposal and promotes the best interests of the Company and its shareholders. In light of Lowe’s historical practices and the Board’s adoption of the Policy, Lowe’s Board believes that adoption of the proposal is unnecessary and unwarranted.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL SEVEN:

TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL

REGARDING EXECUTIVE STOCK RETENTION REQUIREMENTS

John Chevedden (the “Proponent”) has informed us that he intends to submit the following shareholder proposal at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

7 — Executives To Retain Significant Stock

RESOLVED, Shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one-year following the termination of their employment and to report to shareholders regarding this policy before our next annual shareholder meeting.

Shareholders recommend that a percentage of at least 25% of net after-tax stock be required. This policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives. This proposal asks for a retention policy starting as soon as possible.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans after employment termination would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that at least hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm rated our company “High Concern” in Executive Pay — $12 million for CEO Robert Niblock. Plus Mr. Niblock could potentially gain $44 million through a change in control.

The Corporate Library said the majority of Mr. Niblock’s total summary compensation consisted of $4 million in restricted stock awards and $4 million in stock options that are market-priced. Both of these forms of equity pay simply vest after the passage of time. Equity pay given as long-term incentives should include performance-vesting features.

Despite this level of pay, our CEO continued to receive generous perks such as reimbursement of tax compliance costs, personal use of jet, and matching contributions to pension plans.

Robert Johnson was marked as a “Flagged (Problem) Director” by The Corporate Library due to his responsibilities at US Airways leading up to its bankruptcy. Plus he owned zero stock, in spite of $190,000 annual pay from Lowe’s, and was still on our Executive Pay and Nomination Committees after receiving our highest negative votes — 18%.

A shareholder proposal seeking an investor vote on future “golden parachutes” earned 57% support at our 2011 annual meeting.

Please encourage our board to respond positively to this proposal: Executives To Retain Significant Stock — Yes on 7.

Lowe’s Board of Directors’ Statement OPPOSING this Proposal

Lowe’s Board of Directors has carefully considered this proposal and, while it agrees with the Proponent that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders, the Board believes that adopting this proposal is unnecessary and would not be in the best interests of the Company or its shareholders. The combination of the Company’s rigorous stock ownership guidelines for its senior executives during their employment by the Company and the Company’s policy of continued vesting of stock awards on their original vesting schedule following an executive’s retirement (as opposed to immediate, accelerated vesting upon retirement) establish a strong and continuing link between our executives’ and our shareholders’ financial interests both while the executives are employed by the Company and for a period of years after they retire. Accordingly, the Board recommends that you vote AGAINST this proposal.

The Compensation Committee of Lowe’s Board of Directors, comprised solely of independent directors, believes strongly in pay for performance and administers the executive compensation program with the pay for performance philosophy firmly in mind. As more fully discussed in this Proxy Statement in “Compensation Discussion and Analysis — Stock Ownership Guidelines,” one of the key elements of the Company’s executive compensation program that supports the pay for performance philosophy is the stock ownership guidelines that apply to all senior vice presidents and above of the Company, which require executives to become and remain meaningfully invested in Company stock. The stock ownership levels are: ten times base salary for the Chairman, President and Chief Executive Officer (currently, $11.5 million of Company stock), four times base salary for executive vice presidents and two times base salary for all senior vice presidents. These executives may not sell the net, after-tax shares resulting from the exercise or vesting of stock awards until the ownership requirement has been satisfied. All of Lowe’s named executive officers were in compliance with the stock ownership guidelines for fiscal year 2011. As of March 9, 2012, the Company’s Chairman, President and Chief Executive Officer beneficially owned 3,352,013 shares of Common Stock with a market value as of that date equal to approximately 86 times his base salary.

The Board believes the Company’s stock ownership guidelines for its senior executives are significantly higher than the stock ownership requirements of the group of peer companies against which the Company has benchmarked its guidelines. For example, the average stock ownership requirement for the Chief Executive Officer in the group of peer companies is only five times base salary compared to the Company’s guideline of ten times base salary. And, the average requirement for other named executive officers in the peer group of companies is only three times base salary compared to the Company’s guideline of four times base salary.

In addition to the Company’s rigorous stock ownership guidelines, the Company’s executive compensation program has been designed and is administered so that the unvested stock awards held by a retiring executive do not vest immediately upon retirement. Instead, upon a board approved retirement, an executive’s unvested stock awards vest on the original vesting schedule, absent an intervening change-in-control. In most cases, the original vesting schedule for these stock awards would continue for a period longer than one year after the executive’s retirement. The Board believes this continued vesting approach, as opposed to immediate, accelerated vesting of all stock awards upon retirement, prevents an executive from timing his or her retirement for short-term financial gain and ensures the executive’s opportunity for financial gain from his or her previously granted, unvested stock awards remains tied to the Company’s long-term success.

For example, if the Company’s Chairman, President and Chief Executive Officer, Robert Niblock, were to have retired on March 1, 2012 with Board approval, his previously-granted, unvested stock awards would not have fully vested until March 1, 2014, two years after the date of his retirement. Approximately 70% of his unvested stock awards at March 1, 2012 were stock options, the ultimate value of which will depend upon the market value of the Company’s Common Stock at the vesting date of March 1, 2013. Approximately 8% of his unvested stock awards were in the form of performance-based restricted stock, which the Compensation Committee added in March 2011 to the mix of annual stock awards to the Company’s executives. These stock awards will vest on March 1, 2014 only if the performance criteria established at the date of grant by the Compensation Committee are met by the Company during the period from 2011 through 2013. This example, which would be equally applicable as well to the Company’s other senior executives, supports the Board’s belief that the continued, post-retirement vesting creates a stronger tie to the Company’s continuing financial success for a retiring executive than would adopting a policy, such as the one the Proponent is proposing, that would require the retiring executive to hold a percentage of Company stock acquired through stock awards until one year following termination of his or her employment.

The Company’s executive compensation program has also been designed such that a meaningful portion of our executives’ compensation is variable or “performance-based,” in that the receipt or value of that compensation is dependent upon the attainment by the Company of specific performance goals. Specifically, with respect to the Company’s named executive officers, who are the most senior management employees of the Company and who each have the ability to impact the performance of the Company, the largest share of their compensation is variable, at-risk compensation that is based on Company performance. Approximately 85% of our Chairman, President and Chief Executive Officer’s total compensation and approximately 75% of our executive vice presidents’ total compensation is performance-based. Moreover, the long-term stock-based compensation opportunities of our named executive officers, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Compensation Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives.

The Board further believes that a stock retention policy, such as the one contained in the proposal, that imposes an ownership requirement beyond an executive officer’s term of employment, when the executive is no longer in a position to influence the Company’s operations or results, would also unduly interfere in the retirement and estate planning of our executives, possibly limiting the Company’s ability to attract and retain top management talent, which ultimately would be detrimental to the long-term interests of the Company and its shareholders. In addition, there may be practical limitations on the Company’s ability to enforce the holding requirements after an executive’s termination of employment. Furthermore, the Board does not believe that the one-year post-termination retention requirement set forth in the proposal is common practice among the Company’s peers. As such, the adoption of this proposal would put the Company at a competitive disadvantage relative to its peers who do not have such restrictions.

The Company maintains additional governance and compliance practices, which, among other things, include (i) controls over executive stock awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of a significant restatement of the Company’s financial results. The Company’s controls over executive equity awards and ownership prohibit any executive from: (a) using Company stock as collateral for any purpose, including in a margin account; (b) engaging in short sales of Company stock; (c) engaging in hedging transactions in publicly-traded options that are based on the trading price of Lowe’s stock, such as puts, calls and other derivative securities; or (d) entering standing purchase or sell orders for Company stock except for a brief period of time during open window periods. The Company’s recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

The Board believes that the adoption of a stock retention policy that imposes an ownership requirement beyond an executive’s term of employment is an unnecessarily onerous restriction that may cause hardship for our executives and put us at a competitive disadvantage for attracting and retaining talented executives. The Board further believes that the Company’s current stock ownership guidelines, together with our performance-based executive compensation program that provides for continued, post-retirement vesting of stock awards, already accomplish the stated goal of the Proponent to focus our executives on the Company’s long-term success, making the adoption of the proposal unnecessary.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of the Company will be specially compensated for these activities. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,500 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two, Three and Four, and “AGAINST” Proposals Five, Six and Seven, as set forth in the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders and Proxy or Voting Instruction Card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon those matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy or voting instruction card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Materials

As permitted by the Exchange Act, only one copy of this Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of the Proxy Statement, Annual Report or Notice.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials to any shareholder residing at an address to which only a single copy was mailed. Requests for additional copies and/or requests for multiple copies of the Proxy Statement, Annual Report or Notice in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000, to request that only a single copy of the Proxy Statement, Annual Report, or Notice be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy statement for its 2013 Annual Meeting of Shareholders must be received by the Company on or before December 17, 2012. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Executive Vice President, General Counsel, Secretary and Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2013 Annual Meeting of Shareholders but not submitted for inclusion in our 2013 Proxy Statement pursuant to Rule 14a-8 generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the 2012 Annual Meeting of Shareholders. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 2, 2013, and no later than February 1, 2013. However, if the date of the 2013 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after June 1, 2013, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended February 3, 2012, accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Annual Report and the Form 10-K, which contains our consolidated financial statements and other information about us, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended February 3, 2012 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.

Executive Vice President,

General Counsel, Secretary &

Chief Compliance Officer

Mooresville, North Carolina

April 16, 2012

APPENDIX A

CATEGORICAL STANDARDS

FOR DETERMINATION

OF

DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•

Relationships with organizations to which a director is connected solely as a shareholder or partner.    Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions to charitable organizations.    Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year;

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship.    If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership.    The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members.    No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities.    In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements.    The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

LOWE’S COMPANIES

EMPLOYEE STOCK PURCHASE PLAN-

STOCK OPTIONS FOR EVERYONE

As Amended and Restated Effective June 1, 2012

ARTICLE I — DEFINITIONS		B-1
1.01	Administrator	B-1
1.02	Affiliate	B-1
1.03	Board	B-1
1.04	Change in Control	B-1
1.05	Code	B-2
1.06	Common Stock	B-2
1.07	Company	B-2
1.08	Compensation	B-2
1.09	Control Change Date	B-2
1.10	Date of Exercise	B-2
1.11	Date of Grant	B-3
1.12	Election Date	B-3
1.13	Eligible Employee	B-3
1.14	Enrollment Form	B-3
1.15	Enrollment Period	B-3
1.16	Exchange Act	B-3
1.17	Fair Market Value	B-3
1.18	Five Percent Shareholder	B-3
1.19	Offering Period	B-3
1.20	Option	B-4
1.21	Participant	B-4
1.22	Plan	B-4
ARTICLE II — PURPOSES		B-4
ARTICLE III — ADMINISTRATION		B-4
ARTICLE IV — ELIGIBILITY		B-4
ARTICLE V — COMPENSATION DEDUCTIONS		B-4
5.01	Enrollment Form	B-4
5.02	Participant’s Account	B-5
ARTICLE VI — OPTION GRANTS		B-5
6.01	Number of Shares	B-5
6.02	Option Price	B-5
ARTICLE VII — EXERCISE OF OPTION		B-5
7.01	Automatic Exercise	B-5
7.02	Change in Control	B-5
7.03	Nontransferability	B-6
7.04	Employee Status	B-6
7.05	Delivery of Shares	B-6
7.06	Vesting	B-6
ARTICLE VIII — WITHDRAWAL AND TERMINATION OF EMPLOYMENT		B-6
8.01	Generally	B-6
8.02	Subsequent Participation	B-7
ARTICLE IX - STOCK SUBJECT TO PLAN		B-7
9.01	Aggregate Limit	B-7
9.02	Reallocation of Shares	B-7
ARTICLE X — ADJUSTMENT UPON CHANGE IN COMMON STOCK		B-7
ARTICLE XI — COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		B-7
ARTICLE XII — GENERAL PROVISIONS		B-8
12.01	Effect on Employment and Service	B-8
12.02	Unfunded Plan	B-8
12.03	Rules of Construction	B-8
ARTICLE XIII — AMENDMENT		B-8
ARTICLE XIV — DURATION OF PLAN		B-8
ARTICLE XV — EFFECTIVE DATE OF PLAN		B-8

B-i

ARTICLE I — DEFINITIONS

1.01    Administrator.

Administrator means the Lowe’s Companies, Inc. Administrative Committee.

1.02    Affiliate.

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

1.03	Board.

Board means the Board of Directors of the Company or any committee of such Board of Directors to which, and to the extent, the Board of Directors of the Company has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

1.04    Change in Control.

Change in Control means the occurrence of any one of the following events:

(i)

individuals who constitute the Board as of June 1, 2012 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)

any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Affiliate; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii)

the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

1.05    Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06    Common Stock.

Common Stock means the common stock of the Company.

1.07    Company.

Company means Lowe’s Companies, Inc.

1.08    Compensation.

Compensation means, as to payroll periods ending during an Offering Period, (a) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 80 hours in a payroll period, the employee’s base salary or wages for the biweekly payroll period based on 80 hours of work during the payroll period, (b) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works less than 80 hours in a payroll period, the employee’s actual base salary or wages for the biweekly payroll period, (c) in the case of an employee who is not classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 40 hours in a payroll period, the employee’s base salary or wages for the biweekly payroll period based on 40 hours of work during the payroll period and (d) in the case of an employee who is not classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works less than 40 hours in a payroll period, the employee’s actual base salary or wages for the biweekly payroll period.

1.09    Control Change Date.

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.10    Date of Exercise.

Date of Exercise shall be concurrent with the applicable Date of Grant.

1.11     Date of Grant.

Date of Grant means each (a) November 30 next following the June 1 beginning of each Offering Period, and (b) May 31 next following the December 1 beginning of each Offering Period.

1.12     Election Date.

Election Date means the last business day of the Enrollment Period.

1.13    Eligible Employee.

Eligible Employee means (a) an employee of the Company or an Affiliate who is classified as a full-time employee under the payroll procedures of the Company or Affiliate and (b) an employee of the Company or an Affiliate who is not classified as a full-time employee under the payroll procedures of the Company or Affiliate and who has completed at least twelve months of continuous employment with the Company and its Affiliates. The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

1.14    Enrollment Form.

Enrollment Form means a form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his Compensation in accordance with Article V. The form prescribed by the Administrator may be an electronic, web-based form.

1.15    Enrollment Period.

Enrollment Period means a period of not less than fourteen (14) calendar days, identified by the Administrator or its designee and disclosed to Eligible Employees prior to the beginning of the Enrollment Period, during (a) the month of May in the case of the Offering Period beginning on June 1 and (b) the month of November in the case of the Offering Period beginning on December 1.

1.16    Exchange Act.

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17    Fair Market Value.

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the primary exchange on which shares of the Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.18    Five Percent Shareholder.

Five Percent Shareholder means any individual who, immediately after the grant of an Option owns or would be deemed to own five percent or more of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.19    Offering Period.

Offering Period means each six-month period during the term of the Plan (i) beginning on June 1 and ending on November 30, and (ii) beginning on December 1 and ending on May 31.

1.20    Option.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.21    Participant.

Participant means an Eligible Employee, including an Eligible Employee who is a member of the Board, who satisfies the requirements of Article IV and who elects to receive an Option.

1.22    Plan.

Plan means the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone.

ARTICLE II — PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 423 of the Code. No Option shall be invalid for failure to qualify under Section 423 of the Code. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III — ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. The Administrator shall not be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

The Administrator, in its discretion, may delegate to one or more agents all or part of the Administrator’s authority and duties. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s agent that were consistent with the terms of the Plan.

ARTICLE IV — ELIGIBILITY

Each person who is or will be an Eligible Employee as of the first day of each Offering Period may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.

ARTICLE V — COMPENSATION DEDUCTIONS

5.01    Enrollment Form.

(a)

An Eligible Employee who satisfies the requirements of Article IV becomes a Participant for an Offering Period by completing an Enrollment Form and returning it to the Administrator on or before the Election Date. The Participant’s Enrollment Form shall authorize deductions from his or her Compensation for purposes of the Plan and shall specify a percentage or a dollar amount of Compensation to be deducted; provided, however, that the percentage shall be in multiples of one percent and shall be at least one percent but not more than twenty percent and the aggregate deductions during any Offering Period shall not exceed $10,625.

(b)	A Participant may not contribute to, or otherwise accumulate funds under, the Plan except by Compensation deductions in accordance with his or her Enrollment Form.

(c)

A Participant’s Enrollment Form becomes operative on the Election Date. An Enrollment Form may be amended or revoked before the Election Date. Once an Enrollment Form becomes operative it will continue in effect, and may not be amended, until the earlier of the Date of Exercise, the Participant’s termination of employment or the Participant’s withdrawal from the Plan in accordance with Section 8.01.

5.02    Participant’s Account.

A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant’s Compensation pursuant to his or her Enrollment Form shall be credited to his or her account. No interest will be paid or credited to the account of any Participant.

ARTICLE VI — OPTION GRANTS

6.01    Number of Shares.

(a)

Each Eligible Employee who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole shares determined by dividing the option price into the balance credited to the Participant’s account as of the Date of Exercise. Notwithstanding the preceding sentence, no Participant will be granted an Option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value on the Date of Grant.

(b)

An Option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of the Participant’s account after the exercise of an Option shall be returned to the Participant.

6.02    Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be eighty-five percent (85%) of the Fair Market Value on the Date of Exercise.

ARTICLE VII — EXERCISE OF OPTION

7.01    Automatic Exercise.

Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance returned to the Participant.

7.02    Change in Control.

(a)

Notwithstanding any other provision of this Plan, in the event of a Change in Control the Board may prescribe that (i) the Date of Exercise for all outstanding Options shall be the Control Change Date (in which case the option price per share shall be the Fair Market Value on the Control Change Date), (ii) all outstanding Options shall be canceled as of the Control Change Date and each Participant shall be entitled to a payment per share (in cash or other property as determined by the Board), equal to the Fair Market Value of the number of shares of Common Stock that would have been issued to the Participant if the Option had been exercised under the preceding clause (i) or (iii) a substitute option shall be granted for each outstanding Option in accordance with Section 424 of the Code.

(b)

A Participant shall be entitled to a payment under this Plan if (i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Section 7.02(b) shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code section 4999 excise tax is required to be filed with the Internal Revenue Service.

7.03    Nontransferability.

Each Option granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04	Employee Status.

For purposes of determining whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05     Delivery of Shares.

Subject to the provisions of Articles IX and XI, the Company shall deliver, to a broker designated by the Administrator, the shares of Common Stock acquired by each Participant during an Offering Period. Such shares acquired by a Participant shall be delivered to the Participant as promptly as possible following the Participant’s request to such broker or, upon the Participant’s direction, the broker shall sell such shares of Common Stock and deliver the net sales proceeds to the Participant.

7.06    Vesting.

A Participant’s interest in the Common Stock purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

ARTICLE VIII — WITHDRAWAL AND TERMINATION OF EMPLOYMENT

8.01    Generally.

A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written or electronic notice authorized by the Administrator to that effect to the Administrator at any time before the last day of the month prior to the month in which the Date of Exercise occurs. In that event, all of the payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of the notice of withdrawal and no further payroll deductions will be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an employee of the Company and its Affiliates for any reason.

8.02     Subsequent Participation.

A Participant who has withdrawn his participation in the Plan under Section 8.01 may submit a new Enrollment Form to the Administrator and resume participation in the Plan for any later Offering Period, provided that he or she satisfies the requirements of Article IV and the Administrator receives his or her Enrollment Form on or before the Election Date.

ARTICLE IX — STOCK SUBJECT TO PLAN

9.01     Aggregate Limit.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 70,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.02    Reallocation of Shares.

If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof shall be reallocated to other Options to be granted under this Plan.

ARTICLE X — ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article X by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

ARTICLE XI — COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII — GENERAL PROVISIONS

12.01    Effect on Employment and Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02    Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03    Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIII — AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XIV — DURATION OF PLAN

No Option may be granted under this Plan after December 1, 2021. Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XV — EFFECTIVE DATE OF PLAN

This Plan originally became effective and Options were granted under this Plan following approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting held on May 26, 2000 which was within twelve months after this Plan was originally adopted by the Board. The Plan was amended and restated effective as of December 1, 2008. This amended and restated Plan shall be effective for Offering Periods beginning on and after June 1, 2012 subject to approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting held on June 1, 2012.

APPENDIX C

LOWE’S COMPANIES, INC.

SENIOR EXECUTIVE SEVERANCE

AGREEMENT POLICY

Lowe’s Companies, Inc.

Senior Executive Severance Agreement Policy

Lowe’s will not enter into a Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding 2.99 times the sum of (i) the Senior Executive’s base salary, (ii) the Senior Executive’s Annual Bonus and (iii) the Senior Executive’s Annual Benefits Cost, unless the Severance Agreement has been approved by a majority vote of the Company’s shareholders.

For purposes of this Policy:

“Severance Agreement” means any employment, retirement, change in control or other agreement (including any renewal, extension or material modification or amendment of any such agreement) that provides for the payment or provision of Benefits to a Senior Executive following the termination of the Senior Executive’s employment, regardless of the date, cause or manner of such termination.

“Annual Benefits Cost” means the annual cost of the Senior Executive’s participation in the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies to employees generally (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs).

“Annual Bonus” means the greater of (i) the annual bonus earned for the year prior to the year in which termination of employment occurs, or (ii) the target annual bonus for the year in which termination of employment occurs.

“Benefits” means (a) severance benefits payable in cash or stock to a Senior Executive (including amounts payable for the uncompleted portion of an employment agreement term), including both lump-sum payments and the estimated present value of any periodic payments of cash or stock, (b) consulting fees and (c) the estimated value of perquisites paid or provided following the date of termination of the Senior Executive’s employment. The term does not include (i) retirement benefits earned or accrued during employment under qualified or non-qualified retirement plans sponsored by the Company, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based awards granted prior to termination of employment or the extension of the exercise period of any such award, (iii) gross-up payments for the excise tax imposed under Section 4999 of the Internal Revenue Code, (iv) any compensation or other benefits earned, accrued or otherwise provided for services rendered prior to the date of termination, or (v) any legal fees and expenses which the Senior Executive may reasonably incur to enforce the Company’s obligations under the Severance Agreement.

“Senior Executive” has the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Board delegates to the Compensation Committee exclusive authority to interpret and administer the provisions of this policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash benefits, as well as the present value of any cash or non-cash benefits payable over a period of time.

C-1

Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m.	Meeting begins: 10:00 a.m.

•	Lowe’s shareholders, including joint holders, as of the close of business on March 30, 2012, the record date for the Annual Meeting, are entitled to attend the Annual Meeting on June 1, 2012.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

•

If you are a record holder or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your share ownership will be verified against a list of record holders or plan or purchase program participants as of the record date prior to your being admitted to the Annual Meeting.

•

If you are not a record holder or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee, or nominee, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent brokerage statement prior to March 30, 2012 or other evidence of ownership.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 30, 2012.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the Annual Meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel,

10000 Ballantyne Commons Parkway, Charlotte, North Carolina

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to Exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, NC and continue on I-485 to Exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

1000 LOWE’S BOULEVARD MAIL CODE: NB7IR MOORESVILLE, NC 28117 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2012. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-7 BELOW AND DATE AND SIGN IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M45167-P22120 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LOWE’S COMPANIES, INC. For Withhold For All All All Except Lowe’s Board of Directors recommends you vote FOR ALL of the listed nominees: 1. Election of Directors ! ! ! Nominees: 01) Raul Alvarez 07) Robert L. Johnson 02) David W. Bernauer 08) Marshall O. Larsen 03) Leonard L. Berry 09) Richard K. Lochridge 04) Peter C. Browning 10) Robert A. Niblock 05) Richard W. Dreiling 11) Eric C. Wiseman 06) Dawn E. Hudson Lowe’s Board of Directors recommends you vote FOR the For Against Abstain following proposals: 2. Ratifi cation of the appointment of Deloitte & Touche ! ! ! LLP as the Company’s independent registered public accounting firm for fiscal 2012. 3. Advisory approval of the Company’s executive ! ! ! compensation. 4. Approval of an amendment to the Lowe’s Companies ! ! ! Employee Stock Purchase Plan – Stock Options For Everyone – to increase the number of shares authorized for issuance under the Plan. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Lowe’s Board of Directors recommends you vote AGAINST the following proposals: 5. Shareholder proposal regarding report on political spending. 6. Shareholder proposal regarding executive severance agreements. 7. Shareholder proposal regarding executive stock retention requirements. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Please indicate if you plan to attend this meeting. Yes No Authorized Signatures - You must date and sign below for your instructions to be executed. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. M45168-P22120 2012 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 30, 2012, at the Annual Meeting of Shareholders to be held on June 1, 2012 or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2012 Annual Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2, 3 and 4 and “AGAINST” Proposals 5, 6 and 7 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. (Items to be voted appear on reverse side.)